UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/19/2011

VeriFone Systems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32465

Delaware	04-3692546
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

VeriFone Systems, Inc. ("VeriFone") previously announced that it had entered into an Agreement and Plan of Merger, dated November 17, 2010 (as it may be amended from time to time, the "Merger Agreement"), with Hypercom Corporation, a Delaware corporation ("Hypercom"), under which Hypercom will be merged with and into Honey Acquisition Co, Inc., a Delaware corporation and a direct wholly-owned subsidiary of VeriFone ("Merger Sub") (the "Merger"), with Hypercom continuing after the Merger as the surviving corporation and wholly-owned subsidiary of VeriFone. The Merger was approved by Hypercom's stockholders on February 24, 2011.

In connection with the proposed Merger, on April 1, 2011, VeriFone entered into a Stock and Asset Purchase Agreement (the "Purchase Agreement"), with Hypercom and Ingenico S.A., a societe anonyme organized under the laws of France ("Ingenico"). Pursuant to the Purchase Agreement, Hypercom would have sold to Ingenico, or one or more of its subsidiaries, certain assets and liabilities of Hypercom's U.S. payment terminal business.

On May 19, 2011, in accordance with the terms of the Purchase Agreement, Hypercom, VeriFone and Ingenico executed a written agreement terminating the Purchase Agreement. The Merger Agreement remains in full force and effect and, assuming a successful resolution of all closing conditions, VeriFone believes that the Merger will be completed in the second half of 2011.

Also on May 19, 2011, VeriFone and Hypercom entered into an agreement with the United States Department of Justice to suspend the litigation filed against the parties by the Department of Justice, in order to explore various options for the planned divestiture of Hypercom's U.S. business, including the possibility of a divestiture to an alternative buyer. Ingenico has requested that the Department of Justice move to remove Ingenico as a defendant in the litigation against VeriFone and Hypercom and expects such removal to occur shortly.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K includes certain forward-looking statements related to VeriFone within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. and Hypercom Corporation. These risks and uncertainties include whether the proposed transactions described in this Current Report on Form 8-K can be completed in a timely manner or at all, and whether the anticipated benefits of the proposed transaction can be achieved. For a further list and description of risks and uncertainties, see VeriFone's periodic filings with the Securities and Exchange Commission. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriFone Systems, Inc.

Date: May 19, 2011	By:	/s/ Albert Liu
Albert Liu
Senior Vice President and General Counsel